Exhibit 10.1

AMENDMENT NO. 1 TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of the February 15, 2022 and is made by and between Longview Acquisition Corp. II (“Maker”) and Longview Investors II LLC (“Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated March 18, 2021 in the original principal sum of up to two million dollars ($2,000,000) (the “Note”).

B.	Maker and Payee have agreed to amend the Note.

C.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

D.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	The introductory paragraph of the Note is hereby amended and restated in its entirety to read as follows:

Principal Amount: Up to $3,000,000	Dated as of March 18, 2021

“Longview Acquisition Corp. II, a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of Longview Investors II LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Three Million Dollars ($3,000,000) or such lesser amount as shall have been advanced by Payee to Maker in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

2.	Section 6 of the Note is hereby amended and restated in its entirety to read as follows:

6. Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Payee, into warrants (“Warrants”) of the Maker at a price of $1.50 per Warrant for up to Two Million Dollars ($2,000,000), each Warrant being identical to the “private placement warrant” (as defined in Maker’s final prospectus in connection with the IPO). As promptly after notice by Payee to Maker to convert the principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, as reasonably practicable and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, in book-entry form or a certificate or certificates (issued in the name(s) requested by Payee) for the number of Warrants of Maker issuable upon the conversion of this Note.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by the undersigned as of the date first above written.

MAKER:

LONGVIEW ACQUISITION CORP. II, a Delaware corporation

By:	/s/ Mark Horowitz
	Name:	Mark Horowitz
	Title:	Chief Financial Officer

PAYEE:

LONGVIEW INVESTORS II LLC, a Delaware limited liability company

By:	/s/ Mark Horowitz
	Name:	Mark Horowitz
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to Promissory Note]